SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Emerging Growth Fund -- Class A Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): 12/28/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A        N/A           $1,000

ERV =  Ending Redeemable Value   N/A        N/A           $1,140

T   =  Average Annual
       Total Return              N/A         N/A          13.97%*

              *Life of fund, if less than 10 years


      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Genesis Fund -- Class A Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): 12/28/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A        N/A        $1,000

ERV =  Ending Redeemable Value   N/A        N/A        $1,050

T   =  Average Annual
       Total Return              N/A        N/A        4.99%*

              *Life of fund, if less than 10 years